EXHIBIT 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Terry L. Cook	James F. Verhey
(909) 483-8511	(909) 483-8513

FOR IMMEDIATE RELEASE

KAISER VENTURES LLC ANNOUNCES CHANGE OF ACCOUNTING

TREATMENT FOR INSURANCE POLICY AND THE RESTATEMENT OF ITS

FINANCIAL STATEMENTS

ONTARIO, CA (August 26, 2004) — Kaiser Ventures LLC (“Kaiser”) announced today that, with the approval of its auditors, it will be changing its method for amortizing the premium cost and for accounting for claims under a twelve-year insurance policy purchased in 2001. As a result of these changes, Kaiser will be restating its financial statements for periods commencing after July 1, 2001 to reflect the new methodology. The changes in methodology (including the treatment of covered claims) do not impact the insurance policy or its coverage terms, the total amount ultimately amortized, Kaiser’s cash position or its future prospects. However, these changes in methodology are expected to accelerate the amortization of the premium for the policy and will also impact how claims covered under the policy are recorded in Kaiser’s financial statements.

As previously disclosed, the insurance policy covers various potential claims against Kaiser including substantially all third party environmental claims during the twelve-year term of the $50 million policy. The total premium for the policy was $5.8 million, of which Kaiser paid $3.8 million and KSC Recovery, Inc., the Kaiser Steel Corporation bankruptcy estate, paid $2.0 million. In accordance with generally accepted accounting principles, Kaiser capitalized the $3.8 million premium it paid as a long-term asset. In addition, based on advice from its independent auditors, Ernst & Young, Kaiser had been amortizing the $3.8 million policy premium as claims covered by the policy were resolved.

KAISER VENTURES ANNOUNCES NEW ACCOUNTING TREATMENT FOR INSURANCE

POLICY – RESTATEMENT OF ITS FINANCIAL STATEMENT

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Under the correct methodology, the premium is to be amortized on a straight-line basis over the twelve-year term of the policy at the rate of approximately $80,000 per quarter or $320,000 per year. Any claims made against Kaiser (even if covered by the policy) are recorded as liabilities in the Company’s financial statements when required by Financial Accounting Standard No. 5. For claims covered under the insurance policy, Kaiser will record a receivable when the amount the insurance company has agreed to pay can be reasonably estimated.

Because only a small amount of the policy premium was amortized under the prior methodology before the first quarter of 2004, the change in amortization methodology will reduce the reported net income of Kaiser each quarter commencing in the third quarter of 2001 by approximately $80,000 if there are no other adjustments.

In addition, Kaiser’s expects that its net income for the third quarter of 2001 will also be increased by $1.5 million as a result of recording a $1.5 million receivable under the policy as a result of the acceptance by the insurance company of coverage on a claim by the City of Ontario. Since the related liability had previously been recorded in Kaiser’s financial statements, the impact of the receivable will be to increase Kaiser’s reported income by $1.5 million for the third quarter of 2001 and for the year 2001.

The restated financial statements and the 2004 First Quarter and Second Quarter Reports on Form 10-QSB should be filed during September 2004. The expected changes announced in this release are subject to the review of those financial statements by both Kaiser and its independent auditors.

Kaiser is the reorganized successor of the former Kaiser Steel Corporation, which was an integrated steel manufacture that filed for bankruptcy in 1987. Kaiser has realized substantial value from certain assets remaining after that bankruptcy and continues to develop others. On November 30, 2001, Kaiser converted from a corporation into a limited liability company. Since that conversion, Kaiser has no public or established market for its units, although it continues to file periodic reports under the Securities Exchange Act of 1934, as amended.

KAISER VENTURES ANNOUNCES NEW ACCOUNTING TREATMENT FOR INSURANCE

POLICY – RESTATEMENT OF ITS FINANCIAL STATEMENT

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The foregoing press release contains forward-looking statements with in the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, forward-looking statements concerning the nature and scope of the restatement of Kaiser’s financial statements, the timing for filing its restated financial statements and its Reports on Form 10-QSB for the quarters ended March 31, 2004 and June 30, 2004. Results may vary, perhaps materially, from those contained in the forward-looking statements in this news release.

If you have any questions, please contact Terry Cook at 909.483.8511 or Jim Verhey at 909.483.8513.

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